Exhibit 99.1

Contact:	Irena Mroz
Bottomline Technologies
781-693-1802
imroz@bottomline.com

Bottomline Technologies Reports Second Quarter Results

Revenue Growth and Operating Performance Highlight Quarter

PORTSMOUTH, N.H.—January 28, 2004—Bottomline Technologies (NASDAQ: EPAY), a leading global technology provider of Financial Resource Management (FRM) software and services, today reported financial results for the second quarter ended December 31, 2003.

Revenues for the second quarter were $21.3 million compared with $17.7 million in the second quarter of last year and $16.9 million in the first quarter of this year, an increase of 20% year over year and 26% sequentially. The increase in revenue is attributable to the revenue contribution from the Create!form acquisition, higher sales of the company’s other software products and services and foreign exchange rates. The net loss for the second quarter was $449,000, or a net loss per share of $0.03, compared with a net loss of $4.2 million and a net loss per share of $0.27 in the second quarter of last year.

During the second quarter, operating expenses of $12.3 million included net acquisition-related charges of $900,000, which represented amortization of intangible assets of approximately $891,000 and a stock compensation expense of $9,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the second quarter was $451,000, or pro forma net income per share of $0.03, compared with a pro forma net loss per share of $0.12 in the second quarter of last year.

“Positive results were recorded in the quarter across all key metrics while backlog increased by over $7.5 million sequentially,” said Joe Mullen, President and CEO of Bottomline. “Higher software revenues drove increased gross margins which resulted in improved operating results. We see the opportunity for continued growth in our market.”

Revenues for the six months ended December 31, 2003 were $38.1 million compared with $34.0 million in the same period of last year. The net loss for the six months ended December 31, 2003 was $2.6 million, or a net loss per share of $0.16, compared with a net loss of $23.8 million and a net loss per share of $1.53 in the six months ended December 31, 2002.

The results for the six months ended December 31, 2002 included the cumulative effect of an accounting change in the amount of $13.8 million, which related to a goodwill impairment charge recorded by the company in connection with the transition to FASB Statement 142. The net loss before the cumulative effect of this accounting change was $10.1 million, or a net loss per share of $0.65.

During the six months ended December 31, 2003, operating expenses of $23.6 million included net acquisition-related charges of $3.3 million, which represented a charge for in-process research and development of $789,000 associated with the acquisition of Create!form International, Inc., amortization of intangible assets of approximately $2.5 million and a stock compensation expense of $22,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the six months ended December 31, 2003 was $719,000, or pro forma net income per share of $0.04, compared with a pro forma net loss per share of $0.36 in the same period of last year.

Bottomline has presented non GAAP financial measures in the form of pro forma results as part of this earnings release since such information excludes certain non-cash items and management believes it is a more accurate measurement of Bottomline’s overall operating performance. Management believes that presenting financial measures exclusive of certain non-cash items helps identify trends in the company’s business and the company uses these measures to establish budgets and operational goals, to manage its business and to evaluate the performance of the company. The presentation of this information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the GAAP net loss to the pro forma results for the periods ending December 31 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	(in thousands)
	2003	2002	2003	2002
GAAP Net Loss	$(449)	$(4,205)	$(2,594)	$(23,831)
Cumulative Effect of Accounting Change	—	—	—	13,764
In-process Research and Development	—	—	789	—
Amortization of Intangible Assets	891	2,243	2,502	4,425
Stock Compensation Expense	9	26	22	63

Pro forma Net Income (Loss)	$451	$(1,936)	$719	$(5,579)

Customer Highlights:

•	Leading companies such as Heinz, Metropolitan Life, Sungard Securities, Prudential Assurance and Caterpillar chose Bottomline to deliver financial resource management solutions.

•	Western Asset Management, a subsidiary of Legg Mason, selected Bottomline’s WebSeries software for their shared service center to facilitate global electronic payments.

•	Bottomline’s new Legal eXchange platform was well received with several new customer contracts during the quarter.

•	Bottomline added several new customers for output management solutions including Worldwide Wresting Entertainment (WWE), Metaldyne, Michael Kors, and the University of Washington.

•	Bottomline’s customer, RBC Global Services, a division of Royal Bank of Canada, captured two prestigious industry awards for its Viewfinder® web portal built using Bottomline’s WebSeries eBanking platform.

•	Bottomline signed several new distributors, expanding the distribution channel for the company’s products in France, the Netherlands, Italy, Asia, and the Americas.

Corporate and Product Highlights:

•	Announced the availability of the latest version of our payments software solution, PayBase 7.0. In addition to US check and NACHA-compliant electronic payment types, the system now supports over 35 foreign draft types as well as BACSTEL-IP.

•	Released Create!form® Version 3.0 for use with PeopleSoft EnterpriseOne. Certified by PeopleSoft, the release includes many significant new features and enhancements, and is an important addition to the company’s complementary output management products for PeopleSoft EnterpriseOne users.

Bottomline will host a conference call to discuss its financial results beginning at 5:00 p.m. today. Please see the corresponding advisory issued January 20, 2004 for information on the call. The call will also be broadcast live at www.bottomline.com and a replay will be available on the website following the call.

About Bottomline Technologies

Bottomline Technologies® (NASDAQ: EPAY) is a leading global technology provider of Financial Resource Management (FRM) solutions and services. Bottomline’s comprehensive set of FRM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. FRM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking and Information Reporting. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, NH and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com, or dial (800) 243-2528 or (603) 436-0700.

Cautionary Language

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding future revenue growth, market opportunities and expected financial performance. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. More information about potential factors that could affect the company’s business and financial results is included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q including (without limitation) under the captions, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Factors That May Affect Future Results”, which is on file with the Securities and Exchange Commission (http://www.sec.gov). The accompanying unaudited condensed statements of operations and balance sheets are an integral part of this announcement. The forward-looking statements contained herein represent the judgment of Bottomline as of the date of this announcement. We disclaim any obligation to update any forward-looking statement.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2003	2002
Revenues:
Software licenses	$4,513	$3,359
Service and maintenance	12,492	9,969
Equipment and supplies	4,249	4,396

Total revenues	21,254	17,724
Cost of revenues:
Software licenses	584	449
Service and maintenance	5,400	5,627
Equipment and supplies	3,446	3,329

Total cost of revenues	9,430	9,405

Gross profit	11,824	8,319
Operating expenses:
Sales and marketing	5,792	4,704
Product development and engineering:
Product development and engineering	2,659	2,739
Stock compensation expense	9	26
General and administrative	2,932	2,908
Amortization of intangible assets	891	2,243

Total operating expenses	12,283	12,620

Loss from operations	(459)	(4,301)
Other income, net	42	111

Loss before provision for income taxes	(417)	(4,190)
Provision for income taxes	32	15

Net loss	$(449)	$(4,205)
Basic and diluted net loss per share	$(0.03)	$(0.27)

Shares used in computing basic and diluted net loss per share:	16,621	15,567

Pro forma (excluding acquisition-related charges):(1)
Net income (loss)	$451	$(1,936)

Basic and diluted net income (loss) per share (2)	$0.03	$(0.12)

(1)	Pro forma presentation excludes amortization of intangible assets of $891 and $2,243 and amortization of stock compensation expense of $9 and $26, net of tax for the three months ended December 31, 2003 and 2002, respectively.
(2)	Shares used in computing pro forma diluted net income per share were 17,373 and 15,567 for the three months ended December 31, 2003 and 2002 respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Six Months Ended December 31,
	2003	2002
Revenues:
Software licenses	$7,142	$6,099
Service and maintenance	22,939	19,255
Equipment and supplies	8,044	8,650

Total revenues	38,125	34,004
Cost of revenues:
Software licenses	854	854
Service and maintenance	9,848	10,654
Equipment and supplies	6,465	6,492

Total cost of revenues	17,167	18,000

Gross profit	20,958	16,004
Operating expenses:
Sales and marketing	10,011	10,013
Product development and engineering:
Product development and engineering	4,972	5,979
In-process research and development	789	—
Stock compensation expense	22	63
General and administrative	5,306	5,844
Amortization of intangible assets	2,502	4,425

Total operating expenses	23,602	26,324

Loss from operations	(2,644)	(10,320)
Other income, net	97	283

Loss before provision for income taxes and cumulative effect of accounting change	(2,547)	(10,037)
Provision for income taxes	47	30

Net loss before cumulative effect of accounting change	(2,594)	(10,067)
Cumulative effect of accounting change	—	(13,764)

Net loss	$(2,594)	$(23,831)
Basic and diluted:
Loss per share before cumulative effect of accounting change	$(0.16)	$(0.65)
Cumulative effect of accounting change	—	(0.88)

Net loss per share	$(0.16)	$(1.53)

Shares used in computing basic and diluted net loss per share:	16,333	15,556

Pro forma (excluding acquisition-related charges):(1)
Net income (loss)	$719	$(5,579)

Basic and diluted net income (loss) per share(2)	$0.04	$(0.36)

(1)	Pro forma presentation is before the cumulative effect of accounting change and excludes in-process research and development of $789 and $0, amortization of intangible assets of $2,502 and $4,425 and amortization of stock compensation expense of $22 and $63, net of tax for the six months ended December 31, 2003 and 2002, respectively.
(2)	Shares used in computing pro forma diluted net income per share were 17,019 and 15,556 for the six months ended December 31, 2003 and 2002, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2003	June 30, 2003
Assets
Current assets:
Cash and cash equivalents	$23,036	$25,802
Accounts receivable	16,300	13,281
Other current assets	4,253	4,148

Total current assets	43,589	43,231
Property and equipment	6,591	6,447
Intangible assets	30,555	22,660
Other assets	920	1,024

Total assets	$81,655	$73,362

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,916	$5,712
Accrued expenses	7,067	6,005
Deferred revenue and deposits	16,780	13,697
Current portion of long-term debt	253	253

Total current liabilities	30,016	25,667
Long-term debt	—	—

Total liabilities	30,016	25,667
Stockholders’ equity
Common stock	17	17
Additional paid-in-capital	169,969	164,809
Deferred compensation	(33)	(78)
Accumulated other comprehensive income	2,821	1,628
Treasury stock	(4,110)	(4,250)
Retained deficit	(117,025)	(114,431)

Total stockholders’ equity	51,639	47,695

Total liabilities and stockholders’ equity	$81,655	$73,362